UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

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THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 27, 2015, the following actions were taken with respect to the compensation of the Company’s Chief Executive Officer (“CEO”) and other “named executive officers” (as that term is defined in Item 402 of Regulation S-K)(“NEOs”).

Approval of 2014 Short-Term Incentive Compensation Program Awards

The 2014 short-term incentive compensation program awards for the CEO and other NEOs were approved. The following table lists the awards for our CEO and the NEOs identified below:

Executive Officer	Title	Cash Award
Frederick H. Eppinger	President and CEO	$1,200,000
Robert A. Stuchbery	President and CEO, Chaucer	$811,965*
David B. Greenfield	EVP and Chief Financial Officer	$526,500
J. Kendall Huber	EVP and General Counsel	$375,000
Andrew S. Robinson	EVP, Corp. Development and President, Specialty	$300,000

*£492,100 (1.65 USD/GBP).  To be paid 50% in April 2015, and provided Mr. Stuchbery remains employed by the Company through such date, 50% in January 2016.

Approval of the 2015 Short-Term Incentive Compensation Programs for Named Executive Officers

Short-term incentive compensation plans were approved as follows:  (1) the 2015 Executive Short-Term Incentive Compensation Program (the “2015 Executive STIP”) for our NEOs, other than Mr. Stuchbery; and (2) the 2015 Chaucer Annual Bonus Plan (the “2015 Chaucer STIP”) for Mr. Stuchbery.

(1)

The 2015 Executive STIP was established pursuant to the Company’s shareholder-approved 2014 Short-Term Incentive Compensation Plan (filed as Annex IV to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 3, 2014). Individual awards for the NEOs provide for target awards ranging from 65% to 140% of base salary, and funding for such awards may range from zero to a maximum of 200% of target, based on the Company achieving certain levels of adjusted operating income. The actual amount of each executive officer’s award, however, is dependent on the level of achievement of the Company’s performance targets, such executive officer’s individual performance and such other factors as the Compensation Committee may determine, but in no event may any such award exceed the amount determined in accordance with the pre-established adjusted operating income performance metric. For 2015, awards, if any, are payable in the first fiscal quarter of 2016.

(2)

The 2015 Chaucer STIP was established to provide cash compensation opportunities for certain Chaucer employees, including Mr. Stuchbery.  Mr. Stuchbery’s target award under the program was fixed at 100% of his base salary.  Funding for such award, however, ranges from zero to a maximum of 200% of target, based on Chaucer’s adjusted 2015 post-tax return on equity.  Once the overall plan funding level has been determined, each participant’s actual payment under the plan is determined based according to the following formula:  25% of the funding pool is distributed pro rata to participants based upon their individual target awards, and the remaining 75% of the funding pool is distributed to participants based upon individual performance. Each participant’s total award, if any, is paid in two equal tranches:  the first to be paid in April 2016 and, provided the participant remains employed by Chaucer through such date, the second tranche is to be paid in January 2017.  Notwithstanding the foregoing, the Compensation Committee retains the discretion to increase or decrease the funding pool and Mr. Stuchbery’s individual award based upon any factor it deems appropriate.

Approval of the 2015 Long-Term Incentive Program

The 2015 Long-Term Incentive Program (the “2015 LTIP”) for the CEO and other executive officers, including the Company’s other NEOs, was approved. For all NEOs, other than Mr. Stuchbery, the 2015 LTIP provides for a combination of awards of performance-based restricted stock units (“PBRSUs”), stock options (“Options”) and, except with respect to Mr. Eppinger,  time-based restricted stock units (“RSUs”), each issued pursuant to the Company’s 2014 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on May 20, 2014) (the “2014 Plan”).

The PBRSUs vest on the third anniversary of the date of grant, but only to the extent the Company’s three-year (2015-2017) total shareholder return as compared to a pre-established peer group (relative total shareholder return or “RTSR”) places the Company’s performance above a certain percentile.  Participants must be employees of the Company as of the vesting dates for the PBRSUs to vest, except as otherwise provided with regard to death, disability or change-in-control. The actual PBRSU award may be as low as zero, and as high as 150% of the target award, based on the RTSR actually achieved.

The Options vest as to one-third of the shares on each of the first three anniversaries of the grant date. Participants must be employees of the Company as of the vesting dates for the Options to vest, except as otherwise provided with regard to disability or change-in-control. Each Option has a ten-year term and an exercise price of $70.24 per share, which was the closing price per share of THG’s common stock as reported on the New York Stock Exchange on the date of grant (February 27, 2015).

The RSUs vest on the third anniversary of the date of grant. Participants must be employees of the Company as of the vesting dates for the RSUs to vest, except as otherwise provided with regard to death, disability or change-in-control.

The following table sets forth the number of PBRSUs (at target), RSUs and Options granted to the following executive officers:

Executive Officer	Title	PBRSUs	RSUs	Options
Frederick H. Eppinger	President and CEO	25,500	--	125,000
David B. Greenfield	EVP, Chief Financial Officer	4,100	4,100	39,600
J. Kendall Huber	EVP and General Counsel	2,300	2,300	22,300
Andrew S. Robinson	EVP, Corp. Development and President, Specialty	2,375	2,375	22,750

Mr. Stuchbery’s 2015 long-term award consists of a £113,000 performance-based cash award.  Such award will vest during 2016 to the extent Mr. Stuchbery achieves certain pre-established individual performance goals.

Director Resignation

On February 27, 2015, in accordance with the Company’s director retirement policy, the Board accepted the resignation of Robert J. Murray, effective at the end of his current term on May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: March 5, 2015	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary